Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements (as amended) of Morgan Stanley (the “Company”) of our report dated January 28, 2009 (August 24, 2009 as to Note 1, Discontinued Operations and Note 22—Discontinued Operations, Non-controlling Interest, Earnings per Common Share), appearing in the Current Report on Form 8-K of Morgan Stanley dated August 24, 2009 (“Form 8-K”), relating to the consolidated financial statements of Morgan Stanley and our report dated January 28, 2009 (August 24, 2009 as to Note 1, Introduction and Basis of Presentation, Non-controlling Interest, Earnings Per Share), relating to the financial statement schedule of Morgan Stanley appearing in Form 8-K and our report dated January 28, 2009 relating to the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s 2008 Annual Report on Form 10-K (which reports on the consolidated financial statements and financial statement schedule express an unqualified opinion and include an explanatory paragraph, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, concerning the adoption of Statement of Financial Accounting Standards, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and, an explanatory paragraph, concerning the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” and in addition which report on the consolidated financial statements contains, an explanatory paragraph, concerning the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” and, an explanatory paragraph, concerning the adoption of FASB Staff Position Emerging Issues Task Force 03-6-1, “Determining Whether Instruments Granted in Shared-Based Payment Transactions Are Participating Securities” and, an explanatory paragraph, concerning the divestiture of all of the Company’s remaining ownership interest in MSCI Inc.):

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Registration Statement No. 333-155622

Registration Statement No. 333-156423

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

Registration Statement No. 333-142874

Registration Statement No. 333-146954

Registration Statement No. 333-159503

Registration Statement No. 333-159504

Registration Statement No. 333-159505

/s/ Deloitte & Touche LLP

New York, New York

August 24, 2009